Exhibit 10.3

EXCLUSIVE TECHNICAL CONSULTING AND SERVICE AGREEMENT

THIS EXCLUSIVE TECHINCAL CONSULTING AND SERVICE AGREEMENT (the “Agreement”) is entered into as of August 4, 2010, by and between the following parties:

Party A: BEIJING SYSWIN ZHI DI TECHNOLOGY LIMITED

Registered Address: Room 5-B51, Building 1, 6 South Shi Long Road, Mentougou District, Beijing

Party B: BEIJING SYSWIN XING YE REAL ESTATE BROKERAGE COMPANY LIMITED

Registered Address: Room D-103, 7 Long Yuan Road, Shi Long Industrial Zone, Mentougou District, Beijing

WHEREAS,

1.                             Party A, a wholly foreign-owned enterprise duly established and valid existing under the laws of the People’s Republic of China (the “PRC”), owns resources to provide relevant technology consulting services.

2.                             Party B is a limited liability company duly established and valid existing under the PRC laws. Party A agrees to provide to Party B technology consulting and related services, and Party B agrees to accept such services provided by Party A in accordance with this Agreement.

NOW THEREFORE, through mutual negotiations, the Parties hereto agree as follows:

1.                             Technical Consulting and Support Services, Sole and Exclusive Interests

1.1                       During the term of this Agreement, Party A agrees to provide to Party B the technical consulting and support services and other significant resources necessary to Party B’s operation in accordance with this Agreement, including but not limited to:

(1)          Technology Consulting Services, including but not limited to:

(1)Party A should provide to Party B exclusive rights to use intellectual properties duly owned by Party A and are necessary for Party B’s business operation (including, without limitation, patent, technical know-how.)

(2)Operation and maintenance of professional real estate brokerage system CRM and WBS and other management systems, databases,

business operational analysis systems and other programs developed or owned by Party A.

(3)Party A should procure its senior technicians and researchers to provide to Party B management training and technology consulting service on business management process, project management and client management.

(2)          Marketing consulting services, including but not limited to:

(1)Party A should provide to Party B marketing resources including but not limited to, client lists, distribution channels information, trademarks in relation to Syswin Xing Ye, business names and other specific titles, logos with significant value in product promotion. Party A should also provide consulting services on the marketing strategy making and implementation.

(2)Party A should provide to Party B services on market research, business strategy, technical training, database marketing of land operating, promotion and investment inviting of municipal land operation, transaction appraisal of land and project investment, marketing agency and sales agency.

(3)Information collection and filing of initial market of municipal land operation, business strategy study, marketing consulting, training, on marketing strategy planning, data base establishment, maintenance and management, and customer referral for municipal land operation.

(4)Development and maintenance of distribution channels. Party A should refer real estate developers and clients to party B and Party B should thereby accept such referrals.

(3)          General management services, including but not limited to:

(1)Human resource consultation;

(2)Legal matters consultation;

(3)Finance supporting and consultation;

(4)Information system management;

(5)Investment management and consultation.

1.2                       Party B acknowledges that such marketing and technology consulting services are necessary and effective for Party B’s long-term development and hereby agrees to accept such technology consulting and services provided by Party A. Party B further agrees that, during the term of this Agreement, it shall not accept the technical consultation and service provided by any third party other than Party A without the prior written consent of Party A.

1.3                       Party A shall be the sole and exclusive owner of all rights, titles, interests and intellectual property rights with respect to this Agreement (including but not limited to, copyright, patent, technical know-how, business secret and so forth), regardless of whether it is developed by Party A or Party B based on Party A’s intellectual property right. Party B is entitled to use such intellectual property rights in producing and transacting its own products and should not use such rights on any third party’s products or permit or license to any third party to use such rights. In the event of Party B’s breach of their obligations, Party A is entitled to all income and profits with respect to such misuse.

2.                            Payments for the technology consulting services(“Consulting Fees”)

2.1                       Both parties agree that the Consulting Fees shall be paid quarterly based on the consulting service actually provided by Party A. Party A is entitled to unilaterally decide the amount of such consulting fees. Both parties hereby agree to, at Party A’s discretion, amend or enter into supplementary agreement in respect of the consulting fees. The consulting fees could be up to 100% of Party B’s quarterly profit before tax and consulting fees.

2.2                       Except for the Consulting Fees mentioned in the preceding paragraph, Party B agrees to reimburse Party A for all necessary expenses in relation to performing this Agreement, including but not limited to, travelling expenses, service fees, and out-of-pocket expenses.

2.3                       Except for the Consulting Fees, Party B agrees to reimburse Party A the tax, customs and other expenditures (income tax is not included) paid by Party A in favour of Party B in relation to this Agreement.

2.4                       Party B shall provide Party A with a report in relation to Consulting Fees (“Consulting Fees Report”) in accordance with this Agreement within three (3) business days after each quarter and Party B shall remit the amount in RMB to the bank account designated by Party A within two (2) business days after delivering such Consulting Fees Report. Party B shall subject to a late fee with a 12% annual interest (compound interest) from the date of default if fails to timely pay the Consulting Fees and other payable fees hereunder.

2.5                       Party B shall maintain a separate bank account for the Consulting Fees under this Agreement. Party A is entitled to appoint its employees or PRC or international accountants to review or audit the account books in relation to the consulting service from time to time. The fees payable to the accountant shall be paid by Party A itself. Party B shall provide to Party A’s employees or accountants any convenience and assistance required and all documents, account books, records, materials and information deemed necessary by such persons. The auditing report issued by Party A’s employee shall be final and conclusive unless Party B issues written objection within seven (7) days after receiving such report. The report issued by the accountant shall be final and conclusive. Party A is entitled to serve a written payment notice on Party B at any time after receiving the audit report according to the consulting fee confirmed by the audit report. Party B shall pay within seven (7) days after receiving the notice in accordance with Article 2.4.

2.6                       All payment payable by Party B to Party A shall be after tax, bank handing charge or any other expenses.

3.                            Representations and Warranties

3.1             Party A hereby represents and warrants as follows:

3.1.1                        It has the authority to enter into and perform this Agreement in accordance with its articles of association and within its business scope, and has taken all necessary actions to get authorizations, consents and approvals from third party and/or competent government authorities, and will not contradict any agreement or applicable laws.

3.1.2                        Upon execution, this Agreement shall constitute a legally binding document on Party A and shall be enforceable.

3.2             Party B hereby represents and warrants as follows:

3.2.1                        Party B is a company duly registered and valid existing under the PRC law and is authorized to enter into this Agreement.

3.2.2                        Party B has the authority to execute and perform this Agreement in accordance with its articles of association and within its business scope, and has taken all necessary actions to obtain all consents and approval to execute and perform this Agreement, and execution of this agreement will not contradict any agreement or applicable laws.

3.2.3                        Upon execution, this Agreement shall constitute a legally binding document on Party A and shall be enforceable.

4                         Confidentiality

4.1                       Party B agrees to make reasonable effort to protect and maintain the confidentiality of Party A’s confidential data and information acknowledged or received in the exclusive technical consulting and service provided by Party A (“Confidential Information”). Party B shall not disclose, grant or transfer to any third party of such Confidential Information. Upon termination of this Agreement, Party B shall, upon Party A’s request, return to Party A or destroy of any document, material or software contained any of such Confidential Information, and shall completely delete any of such Confidential Information from any memory device, and shall not use or permit any third party to use such Confidential Information.

4.2                       The both Parties agree that the provisions of this article shall survive notwithstanding the alteration, revocation or termination of this Agreement.

5                         Indemnities

5.1                       Party B shall indemnify Party A against any loss, damage, liability or expense suffered by Party A as a result of or with respect to any litigation, claim or compensation request in other forms relating to the consulting and service under this Agreement.

6                         Effectiveness and Termination of this Agreement

6.1                       This Agreement shall be executed and come into effect as of the date first set forth above. The term of this Agreement shall be ten (10) years unless earlier terminated as set forth in this Agreement or other written agreements entered into by the parties hereof.

6.2                       This Agreement shall be terminated upon written confirmation from both Parties before termination. Otherwise this agreement shall be extended automatically by another ten (10) years.

7                         Termination of the Agreement

7.1                       The Agreement shall be extended automatically upon the expiration of this Agreement unless it is terminated in accordance with this Agreement.

7.2                       During the term of this Agreement, Party B may not terminate this Agreement except in the case of Party A’s gross negligence, fraud, or other illegal action or bankruptcy of Party A. Notwithstanding the above, Party A may terminate this Agreement with issuing a written notice to Party B thirty (30) days in advance.

7.3                       The rights and obligations of the both Parties under Article 4 and Article 5 of this Agreement shall survive after the termination of this Agreement.

8                         Dispute Settlement

8.1                       With regard to any dispute in relation to the interpretation or implementation of this Agreement, the Parties shall negotiate friendly to settle the dispute. In case no settlement can be reached through consultation, each Party can submit such matter to China International Economic and Trade Arbitration Committee (“CIETAC” ) for arbitration according to the currently effective CIETAC rules. The arbitration shall be held in Beijing and in Chinese. The arbitration award shall be final and binding on both Parties.

9                         Force Majeure

9.1                       Force Majeure Event (“Event”) refers to any event beyond control of the affected party and unavoidable with reasonable caution, which shall include but not limit to, government acts, nature disasters, fire, explosion, typhoon, flood, earthquake, tidal wave, lightning or war. However, any lack of credit, assets or financing shall not be deemed as an event beyond control of a party. The party claiming the Force Majeure and seeking a waiver of its obligations hereunder shall promptly inform the other party the Force Majeure and the procedure to fulfil its obligations hereunder.

9.2                       If performance of this Agreement is delayed or prevented due to Force Majeure set forth in the preceding paragraph, the affected party shall not subject to any liability hereunder arising from the obligations so delayed or prevented. The affected party shall make reasonable effort to reduce or diminish the effect from such Event, and shall make reasonable efforts to resume its performance. Both parties shall resume the performance with best effort upon elimination of such Event.

10                  Notices

10.1                 Any notice by each Party regarding rights and obligations hereunder shall be in writing. Where such notice is delivered personally, the time of notice is the time when such notice actually reaches the addressee; where such notice is transmitted by telex or facsimile, the notice time is the time when such notice is transmitted. If such notice does not reach the addressee on business date or reaches the addressee after the business time, the next business day following such day is the date of notice. The delivery place is the address first written above of the Parties hereto or the address advised in writing including facsimile and telex from time to time. “Writing” includes, inter alia, fax and telefax.

11                  Assignment

11.1                 Without the prior written consent of Party A, Party B may not assign any right or obligation hereunder to any third party.

12                  Severability

12.1           If any of the terms of this Agreement is invalid, illegal or unenforceable due to incompliance with laws, the validity and enforceability of the other terms hereof shall nevertheless remain unaffected.

13                  Amendments and Supplement

13.1           Any amendment and supplement of this Agreement shall be in writing and duly executed by the parties hereto, such amendment and supplement shall be deemed as a part of this Agreement and shall be in full force and effect as this Agreement.

14                  Governing Law and Languages

14.1           This Agreement shall be governed by and construed in all aspects in accordance with the PRC laws.

14.2           This Agreement is executed both in Chinese and English. The Chinese version will prevail in the event of any inconsistency between the English and any Chinese version.

IN WITNESS WHEREOF, both Parties have its authorized representative executed this Agreement on the date first above written.

Party A: BEIJING SYSWIN ZHI DI TECHNOLOGY LIMITED

Legal Representative (Signature):	/s/ Hongbing Tao

Party B: BEIJING SYSWIN XING YE REAL ESTATE BROKERAGE COMPANY LIMITED

Legal Representative (Signature):	/s/ Hongbing Tao